AMENDED STOCK OPTION AGREEMENT dated for reference the 2nd day of October, 2001.

BETWEEN:

         SENSE TECHNOLOGIES INC., a body corporate duly incorporated in the Province of British Columbia and having its registered and records office at 1750 - 750 West Pender Street, Vancouver, British Columbia V6C 2T8

         (the "Company")

                                                               OF THE FIRST PART

AND:

         CYNTHIA L. SCHROEDER, of
         15409 Garfield
         Omaha, Nebraska 68144

         (the "Optionee")

                                                              OF THE SECOND PART

WHEREAS:

A. The Company entered into a stock option agreement dated June 8, 2000 (the "Agreement") with the Optionee, a copy of which is attached hereto as Schedule "A";

B. The Company is desirous of amending the Agreement, subject to the terms and conditions hereof.

       NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and of the mutual covenants and undertakings hereinafter contained, the parties hereto have agreed and do hereby agree as follows:

1. To delete clause 5 of the Agreement in its entirety and replace same with the following:

"5.    The Company hereby grants to the Optionee an option (the "Option") to purchase all or any portion of 25,000 fully paid common shares (the "Optioned

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Shares") of the Company from treasury, exercisable at the price of US$1.03 per share (the "Exercise Price"), on or before June 8, 2005 (the "Expiry Date")."

2.     To delete clause 14(a) of the Agreement in its entirety.

3. Save for the amendments and additions provided for herein, which are hereby deemed to be merged with the Agreement, the terms, conditions and schedules of the Agreement shall remain in full force and effect.

       IN WITNESS WHEREOF the parties hereto have executed this Amendment Agreement as of the day and year first above written.


SENSE TECHNOLOGIES INC.

Per:  /s/ Gerald McIlhargey
_______________________________
Authorized Signatory


SIGNED, SEALED AND DELIVERED by            )
CYNTHIA L. SCHROEDER in the presence of:   )
                                           )
/s/ Rose Helgoth                           )
-------------------------------------      )
Name                                       )
                                           )
790 Denton Road                            )       /s/ Cynthia L. Schroeder
-------------------------------------      )    --------------------------------
Address                                    )          CYNTHIA L. SCHROEDER
                                           )
St. Paul, NE 68873                         )
-------------------------------------      )
                                           )
Office Manager                             )
-------------------------------------      )
Occupation

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                                      Schedule A


THIS STOCK OPTION AGREEMENT is made as of June 8, 2000:

BETWEEN:

         SENSE TECHNOLOGIES INC., a body corporate duly incorporated in the Province of British Columbia and having its registered and records office at 1750 - 750 West Pender Street, Vancouver, British Columbia V6C 2T8

         (the "Company")

                                                               OF THE FIRST PART

AND:

         CYNTHIA L. SCHROEDER, of
         15409 Garfield
         Omaha, Nebraska 68144

         (the "Optionee")

                                                              OF THE SECOND PART

     WHEREAS the Company wishes to encourage the best efforts of the Optionee and to recognize the Optionee's efforts by granting to the Optionee an option to purchase shares in the capital stock of the Company in accordance with Canadian Venture Exchange ("CDNX") Listings Policy No. 4.4.

     NOW THEREFORE in consideration of the mutual covenants and agreements herein, the parties agree as follows:

1. For the purposes of this Agreement, all references to the "Company" will include all subsidiaries, if any, of the Company.

2. The Optionee represents and warrants that the Optionee is one or more of the following (any of which are referred to herein as a "qualifying relationship"):

     (a)   a director, senior officer [as that term is defined in the Securities
                                                                      ----------
           Act (British Columbia)1, the "Act"] or Management Company Employee of
           ---
           the Company, or a director, senior officer or Management Company Employee of the Company's subsidiary(ies) to whom stock options can be granted in reliance on a Prospectus exemption under applicable Securities Laws;

----------------------------------------

1 A Senior Officer of the Company includes the five highest paid employees (officers are deemed employees for purposes of this determination), but excluding commissioned salespersons who do not act in a managerial capacity.

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     (b)   an employee of the Company, or a corporation providing services to the Company, by meeting the criteria of one of the following categories:

           i) an individual who is considered an employee under the Income Tax Act (i.e. for whom income tax, employment insurance and CPP deductions must be made at source)

           ii) an individual who works full-time for the Company providing services normally provided by an employee and who is subject to the same control and direction by the Company over the details and methods of work as an employee of the Company, but for whom income tax deductions are not made at source;

           iii) an individual who works for the Company on a continuing and regular basis for a minimum ______ hours per week providing services normally provided by an employee and who is subject to the same control and direction by the Company over the details and methods of work as an employee of the Company, but for whom income tax deductions are not made at source.

     (c) an individual (or a Company wholly-owned by Individuals) who is a Consultant of the Company that, in relation to the Company:

           i) provides ongoing consulting services to the Company or an affiliate of the Company ("Affiliate"), as that term is defined in the CDNX policies, under written contract to the Company;
           ii) possesses technical, business or management expertise of value to the Company or an Affiliate of the Company;

           iii) spends a significant amount of time and attention on the business and affairs of the Company or an Affiliate of the Company; and

           iv) has a relationship with the Company or an Affiliate of the Company that enables the individual to be knowledgeable about the business and affairs of the Company.

3. For the purpose of paragraph 2(a) of this Agreement, a Management Company Employee means an individual employed by another individual or a company ("Person") providing management services to the Company, which are required for the ongoing successful operation of the business enterprise of the Company, but excluding a Person engaged in Investor Relations Activities.

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4.   If the Optionee is a corporation, the Optionee represents and warrants that:

     (a) the Optionee is wholly-owned by individuals in a Qualifying Relationship with the Company; and

     (b) the execution of this Agreement and all related documents by the Optionee have been duly authorized, and the Optionee has the full power and capacity to enter into this Agreement.

5. The Company hereby grants to the Optionee an option (the "Option") to purchase all or any portion of 25,000 fully paid common shares (the "Optioned Shares") of the Company from treasury, exercisable at the price of $9.20 CDN per share (the "Exercise Price"), on or before June 8, 2005 (the "Expiry Date").

6. The Option is exercisable by notice in writing to the Company accompanied by a certified cheque in favour of the Company for the full amount of the purchase price of the shares being then purchased at least 24 hours in advance of the termination or expiry of the Option; provided that if the Optionee is an employee, the Optionee will have satisfied the conditions precedent, if any, to the exercise of the Option set out in any existing employment or services agreement between the parties. When due notice and payment are received, the Company covenants and agrees to issue and deliver to the Optionee share certificates in the name of the Optionee for the number of shares so purchased.

7. This is an option agreement only and does not impose upon the Optionee any obligation to take up and pay for any of the Optioned Shares.

8. The Option will not be transferable or assignable by the Optionee otherwise than by Will or the law of intestacy and the Option may be exercised during the lifetime of the Optionee only by the Optionee.

9. The Optionee acknowledges in addition to any resale restrictions under Securities Laws, the Optioned Shares issued may not be traded for a period of 4 months from the date of this Agreement pursuant to Section 2.7 of Policy 4.4 of the CDNX, and if the undersigned is a resident of a jurisdiction other than the province of British Columbia, Canada, the Optioned Shares may also be subject to additional hold periods. The certificates representing the Optioned Shares will contain a legend denoting the restrictions on transfer imposed by the BC Securities Rules
                                                          -------------------
     (BC Reg 194/97 as amended) and the CDNX;

10. If the Optionee should die while a Director, Senior Officer or employee of the Company, the Option may then be exercised by the legal heirs or personal representatives of the Optionee, to the same extent as if the Optionee were alive and a Director, Senior Officer or employee of the Company for a period not exceeding the earlier of 6 months after the death of the Optionee, or the Expiry Date but only for such shares as the Optionee was entitled to at the date of the death of the Optionee.

11. Subject to paragraphs 8 and 10 hereof, the Option will terminate on the earlier of 30 days after the Optionee ceases to be in a qualifying relationship with the Company, and the Expiry Date. For greater certainty, the Option also terminates 30 days after the disposition of a controlling interest in a subsidiary, if such disposition severs the qualifying relationship of the Optionee to the Company.

12. If the Optionee's qualifying relationship to the Company is terminated by the Directors for cause, or terminated by regulatory sanction or by reason of judicial order, the Option will immediately expire. The Optionee acknowledges that the Company is under no obligation to provide advance notice of the termination of the Option.

13. In the event of any subdivision, consolidation or other change in the share capital of the Company while any portion of the Option is outstanding, the number of shares under option to the Optionee and the price thereof will be adjusted in accordance with such subdivision, consolidation or other change in the share capital of the Company. For greater certainty, upon a consolidation of capital of the Company, the number of Optioned Shares will be reduced by dividing the number of outstanding Optioned Shares by the consolidation ratio, and multiplying the Exercise Price by the consolidation ratio.

14.  The granting of the Option and any amendments hereto, will be subject to:

     (a)   the acceptance of the Canadian Venture Exchange; and

     (b) if the Optionee is an "insider" (as that term is defined in the Act, including Directors, Senior Officers and 10% or greater shareholders) of the Company, the approval of the shareholders of the Company unless blanket approval to the grant of options to insiders and any amendments thereto was obtained at the last shareholders' meeting of the Company, and the Option may not be exercised prior to the satisfaction of such conditions.

15. The Optionee covenants and agrees to complete, execute and deliver to the Company such documents as may be necessary to carry out the intent of this Agreement.

16. The Company hereby covenants and agrees that it will reserve in its treasury sufficient shares to permit the issuance and allotment of shares to the Optionee in the event the Option is exercised.

17.  Time will be of the essence of this Agreement.

18. This Agreement will enure to the benefit of or be binding upon the Company, its successors and assigns and the Optionee and the Optionee's personal representatives to the extent provided in paragraph 8.

19. This Agreement may be executed in counterparts which may be delivered by facsimile. Each executed counterpart shall be deemed to be an original and all such counterparts when read together constitute one and the same instrument.

     IN WITNESS WHEREOF the parties have hereunto caused these presents to be executed as of the day and year first above written.

The Common Seal of Sense Technologies Inc.    )
was hereunto affixed in the presence of:      )
                                              )
/s/ Bruce Schreiner                           )
-------------------------------------         )
Authorized Signatory                          )                        C/S
                                              )
-------------------------------------         )
Authorized Signatory                          )
                                              )
                                              )

SIGNED, SEALED AND DELIVERED in the presence  )
of:                                           )
                                              )
/s/ Kathy Blackman                            )      /s/ Cynthia L. Schroeder
-------------------------------------         )    -----------------------------
Name                                          )          CYNTHIA SCHROEDER
12942 Cady Avenue                             )
-------------------------------------         )
Omaha, NE 68164                               )
-------------------------------------         )
Address                                       )



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